EXTENSION OF STONIE O’BRIANT EMPLOYMENT AGREEMENT

WHEREAS,  Stonie O’Briant (“Employee”) and Dollar General Corporation (“Company”) are party to that certain employment agreement, effective March 1, 2004, (“Agreement”), and

WHEREAS, unless extended, the Term (as defined therein) of the Agreement ends March 1, 2006; and

WHEREAS, Employee and Company desire to extend the Term of the Agreement through and including the date of  Employee’s retirement from the Company.

NOW, THEREFORE, for adequate consideration, including continued employment, Employee and Company agree to extend the Term of the Agreement through and including Employee’s retirement date, which shall occur no later than October 31, 2006 but which may occur sooner as the parties agree.

Employee and Company also agree that, in all other respects, the terms and conditions of the Agreement remain in full force and effect.

This 7 day of February, 2006.

Agreed and Acknowledged:

Dollar General Corporation		Employee

/s/ Susan Lanigan		/s/ Stonie O’Briant
By:	Susan Lanigan	Stonie O’Briant
Its:	EVP, GC